Exhibit 10.4

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of February 1, 2022 (the “Effective Date”) by and between NEW HEIGHTS INDUSTRIAL PARK LLC, a Delaware limited liability company (“Landlord”), and FIRST BREACH INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A.       Landlord is the owner of the improved real property located at 18450 Showalter Road, Hagerstown, Maryland 21742, which is more particularly described on Exhibit A (the “Property”).

B.       Tenant desires to lease a portion of the Property referred to as Bay 1 and Bay 2, comprising approximately 71,500 rentable square feet, as more particularly shown on Exhibit B (the “Premises”).

C.       Landlord has agreed to lease to Tenant, and Tenant has agreed to rent from Landlord, the Premises on the terms of this Lease.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, Landlord and Tenant hereby agree as follows:

1.             Term.

(a)       Initial Term. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises pursuant to the terms, and subject to the conditions, of this Lease. The term of this Lease (the “Term”) shall commence at 12:01 a.m. on February 1, 2022 (the “Commencement Date”) and expire at 11:59 p.m. on January 31, 2029 (the “Expiration Date”). “Lease Year” means a period of twelve (12) consecutive months during the Term.

(b)       Extension Term. Tenant shall have the right and option (the “Extension Option”) to extend the Term upon all of the same terms and conditions (except as this Lease otherwise expressly states) for two (2) successive periods of five (5) years (each, an “Extension Term”). Tenant shall exercise the Extension Option (if at all) by delivering to Landlord written notice of such exercise at least twelve (12), and no more than twenty-four (24), months before the commencement of such Extension Term (the “Option Exercise Period”), TIME BEING OF THE ESSENCE. If Tenant does not timely and validly exercise the Extension Option, then the Term shall unconditionally expire and terminate as of the Expiration Date and, thereafter, Tenant shall have no right to extend the Term. Tenant waives and disclaims any rights, and covenants not to assert any claim, that would extend any Option Exercise Period or that would validate, or require Landlord to accept, any Extension Option exercised outside any Option Exercise Period. Any purported exercise of the Extension Option shall be null and void if: (i) not timely and validly exercised; (ii) Tenant assigned this Lease or sublet or licensed any of the Premises before the Extension Term commences; or (iii) an Event of Default exists at the time of exercise or on the day before the Extension Term commences. If Tenant timely and validly exercises the Extension Option, then the “Term” shall extend to include the Extension Term, and the “Expiration Date” shall become the last day of the Extension Term. Annual Rent for the first Lease Year of the Extension Term shall be one hundred three percent (103%) of Annual Rent in the last Lease Year before the Extension Term, and thereafter Annual Rent shall be one hundred three percent (103%) of the Annual Rent for the immediately preceding Lease Year. Landlord need not provide any Landlord work or Rent abatement during the Extension Term. After each of the two (2) Extension Terms, Tenant shall have no further right to extend the Term.

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(c)       Termination Right. If by February 28, 2022 Tenant has not obtained a Federal Firearm License necessary for the operation of the Permitted Use in the Premises, then Tenant may terminate this Lease by delivering written notice to Landlord before February 28, 2022, TIME BEING OF THE ESSENCE, in which event Tenant shall forfeit (and Landlord shall retain) Twenty-Six Thousand Eight Hundred Twelve and 50/100 Dollars ($26,812.50) of the Security Deposit and this Lease shall terminate and be of no further force or effect and the balance of the Security Deposit will be returned to Tenant as provided for in Section 2(g). If Tenant does not timely and validly exercise its termination right under this paragraph, then such termination right shall expire and be of no further force or effect and Tenant shall have no right to terminate this Lease.

2.	Rent.

(a)       Annual Rent. Tenant shall pay to Landlord (without demand, offset or deduction) annual base rent (“Annual Rent”) of Three Hundred Twenty-One Thousand Seven Hundred Fifty Dollars ($321,750), payable in advance on the first day of each and every month during the Term in equal monthly installments of Twenty-Six Thousand Eight Hundred Twelve and 50/100 Dollars ($26,812.50) each. However, upon Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord the monthly installment of Annual Rent and Expense Rent (defined below) for the first monthly installment of Annual Rent and Expense Rent due under this Lease. Beginning with the second (2nd) Lease Year and for each successive Lease Year (including each Extension Term), the Annual Rent shall increase by three percent (3%) of the Annual Rent for the immediately preceding Lease Year. For any period during the Term of less than a calendar month, (a) Landlord shall reasonably prorate Rent and (b) Tenant shall pay prorated Rent on the first day of such period. Upon request, Tenant shall execute and deliver to Landlord an instrument in form reasonably satisfactory to Landlord confirming the Commencement Date, the Expiration Date, the Annual Rent, Additional Rent and such other items as Landlord reasonably may request; provided, however, that Tenant’s failure to execute or deliver such instrument shall not affect Landlord’s calculation of such dates, amounts or other items (which shall be final and conclusive absent manifest error) or otherwise affect the validity of this Lease.

(b)       Expenses. Tenant shall pay to Landlord, as Additional Rent, an amount (the “Expense Rent”) equal to Sixty Thousand Seven Hundred Seventy-Five Dollars ($60,775.00), payable in advance in monthly installments of Five Thousand Sixty-Four and 58/100 Dollars ($5,064.58) each. Beginning with the second (2nd) Lease Year and for each successive Lease Year (including each Extension Term), the Expense Rent shall increase by three percent (3%) of the Expense Rent for the immediately preceding Lease Year.

(c)       Additional Rent. All money other than Annual Rent that this Lease requires Tenant to pay constitutes additional rent (“Additional Rent”). Annual Rent and Additional Rent are sometimes referred to as “Rent.”

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(d)       Rent Abatement. Notwithstanding anything to the contrary contained in this Lease, Annual Rent (but not Expense Rent) shall abate for February 2022 (the “Rent Abatement Period”) provided that Tenant is not in default under this Lease during the Rent Abatement Period.

(e)       Payment. Rent shall be made payable to Landlord and shall be sent to Landlord c/o The Bluestone Group, 225 Broadway, 32nd Floor, New York, NY 10007, Attn: Mr. Eli Tabak, or at such other place or person or entity as Landlord may from time to time designate in writing to Tenant. If any sum due under this Lease payable to Landlord by Tenant is paid by check and such check is returned for non-sufficient funds, then, in addition to the rights and remedies set forth in this Lease pertaining to default, Landlord shall have the right to require that any replacement payment and all future payments be made in cash or by certified check or money order.

(f)       Late Fee. If Landlord does not receive any payment from Tenant within seven (7) days after it is due, Tenant shall pay Landlord upon demand a late charge of five percent (5%) of the late payment. Any money not paid when due under this Lease shall bear interest at one percent (1%) per month from the date due until the date on which Landlord receives it.

(g)       Security Deposit. Simultaneously with its execution and delivery of this Lease, Tenant shall deposit with Landlord Fifty-Three Thousand Six Hundred Twenty-Five Dollars ($53,625) as security for the payment and performance of Tenant’s obligations under this Lease (the “Security Deposit”). Landlord shall hold the Security Deposit without interest payable to Tenant. If any Rent or other sums payable by Tenant to Landlord is overdue and unpaid, or if Landlord makes any payment on behalf of Tenant, or if Tenant fails to perform any of the terms of this Lease, then Landlord, at its option and without prejudice to any other remedy that Landlord may have on account thereof, may apply the entire Security Deposit (or so much thereof as may be necessary) to compensate Landlord. Tenant shall replenish the Security Deposit (to the extent so applied) within seven (7) days after written demand and, upon request, shall increase the amount of the Security Deposit as Annual Rent increases during the Term so that the Security Deposit at all times equals two (2) monthly installments of Annual Rent. Landlord shall refund to Tenant the Security Deposit (less any amounts applied to pay Tenant’s obligations and liabilities) within forty-five (45) days after the later of the expiration of the Term and Tenant’s vacation of the Premises. If Landlord sells or transfers its estate or interest in the Premises, Landlord may transfer the Security Deposit to the purchaser or transferee and thereafter shall be released from all liability in connection with the Security Deposit and Tenant shall look solely to the purchaser or transferee for the return of the Security Deposit.

(h)       Any description or depiction of the Premises in this Lease is only an approximation. It might not include, or might inaccurately show, existing conditions. Neither party shall have any rights or obligations because of variations between any such description or depiction and the Premises as delivered. The Premises and the Rent are not subject to remeasurement, survey, or adjustment for “rentable square footage,” “loss factor recalculation,” or any other recomputation or recalculation of any kind.

3. Use. The Premises shall be used and occupied solely for the manufacture of ammunition components and related products (the “Permitted Use”). In any event, Tenant shall not use or suffer the use of the Premises for any unlawful, disreputable or ultra-hazardous purpose. Tenant (at its sole expense) shall obtain, maintain in good standing and comply with the terms of all licenses, permits and other governmental approvals required for Tenant’s lawful use and occupation of, and operations in, the Premises. Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week during the Term.

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4.	Reserved.

5.	Conduct.

(a)       Tenant shall not do (or suffer or permit) anything in the Premises that reasonably could invalidate or conflict with the fire insurance policies on the Property, fixtures or on personalty kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property. Without Landlord’s prior written approval (which Landlord may grant, condition or withhold in its sole and absolute discretion), Tenant shall not install (or suffer or permit to be installed) anything in the Premises other than Tenant’s equipment and trade fixtures required for the Permitted Use.

(b)       Operational Covenants. Tenant covenants: (i) to use, maintain and occupy the Premises in a careful, safe and proper manner; (ii) to maintain the Premises in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests; (iii) to keep all mechanical apparatus reasonably free of vibration and noise which may be transmitted beyond the Premises; (iv) to properly vent and control any odors and not cause or permit objectionable odors to emanate or be dispelled from the Premises; (v) not to obstruct any driveway, corridor, footwalks or parking area, or any other common area; (vi) not to place a load upon any floor which exceeds the floor load which the floor was designed to carry; (vii) not to use the Premises for any unlawful or illegal business, use or purpose, , or for any purpose or in any way in violation of the certificates of occupancy (or other similar approvals of applicable governmental authorities); and (viii) not to use the parking areas or any common areas in any way or in any manner reasonably objectionable to Landlord.

6.       Common Areas; Parking. In addition to the Premises, Tenant shall have a license for the non-exclusive use in common with Landlord and other tenants and each of their agents, employees, contractors and invitees, of such loading facilities, elevators, and other facilities as may be constructed and intended for common use, and of the common driveways, footways and parking areas on the Property, subject to such rules and regulations as Landlord may, from time to time, prescribe governing such common areas and which Landlord provides to Tenant in writing, and to Landlord’s right to designate limited reserve parking areas for other tenants, provided that such designation does not materially and adversely affect Tenant’s use of the existing common areas. Landlord shall at all times have full and exclusive control, management and direction of all common areas. Tenant shall observe and comply (and cause its invitees, employees, contractors, agents and representatives to observe and comply) with any rules and regulations that Landlord promulgates or modifies from time to time with respect to the Property (including the Premises) and provides to Tenant in writing.

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7.            Condition; Landlord Work. (a) Landlord delivers, and Tenant accepts, possession of the Premises in its “AS IS, WHERE IS, HOW IS, WITH ALL FAULTS” condition as of the Effective Date. However, Landlord shall deliver the Premises in broom clean condition with all electrical and mechanical services in good working order. Tenant has thoroughly inspected and is fully familiar with the Premises. Except as expressly set forth in this Lease, (i) Landlord has not made any representation, warranty, covenant or guaranty with respect to the Premises, (ii) Landlord has no obligation to perform or provide any work, alterations, improvements, repairs, decorations, furniture or equipment and (iii) Tenant shall be solely responsible for any and all work. Tenant fully, unconditionally and forever waives, and releases and discharges Landlord and its affiliates, parents, subsidiaries, partners, members, managers, officers, directors, employees, agents, representatives, investors and lenders from, any and all actions, claims, demands, damages, obligations and liabilities with respect to the physical and environmental condition of the Premises.

(b)       Notwithstanding anything to the contrary set forth in subsection (a) above, (i) before the Commencement Date, Landlord shall install a wet sprinkler system in the Premises, and (ii) before March 15, 2022, Landlord shall level (and cure large cracks in) the warehouse floor.

(c)       In addition to subsection (b) above, upon Tenant’s receipt of a Federal Firearms License, Landlord shall provide Tenant with a work allowance (the “Work Allowance”) not to exceed Two Hundred Eighty-Six Thousand Dollars ($286,000) for the hard costs of coating the warehouse floors and constructing an office in the Premises (collectively, the “Tenant Work”).

(i)       Landlord shall disburse the Work Allowance to Tenant in installments (in amounts not less than Twenty Thousand Dollars ($20,000) and not more frequently than once per calendar month) after March 1, 2022 to reimburse Tenant for the Tenant Work upon Landlord’s receipt and approval of (A) a written request for payment specifying the work and materials for which payment is requested and stating that such work and materials have been finally and satisfactorily performed or installed (as applicable) in accordance with all applicable legal and contractual requirements, (B) an invoice from the applicable contractor or supplier and (C) a lien waiver from each contractor and supplier to be paid (conditional only upon receipt of payment). Upon completion of the Tenant Work and before the final disbursement of the Work Allowance, Tenant shall deliver to Landlord an affidavit from Tenant’s general contractor that all subcontractors, laborers and suppliers have been paid in full and that all liens have been waived or discharged of record, together with such other documentation as Landlord reasonably may require.

(ii)       Tenant (promptly after the Effective Date, before commencing any Tenant Work and at its sole cost and expense) diligently shall design the Tenant Work, file plans for the Tenant Work with applicable governmental authorities, and pay all fees and obtain all permits and approvals required for the Tenant Work. Tenant promptly shall deliver to Landlord a copy of all applications and correspondence with governmental authorities, approved plans and specifications and issued permits and approvals, and Tenant shall keep Landlord reasonably informed about the status of the Tenant Work. Tenant shall pay all amounts necessary to fully and finally complete all Tenant Work to the extent such cost exceeds the Work Allowance. Tenant (at its sole cost and expense) shall complete all Tenant Work lien-free, close out all related permits and deliver to Landlord a final certificate of occupancy promptly (but in all events before August 1, 2022). Upon the expiration or sooner termination of the Term, all decorations, installations, alterations, additions or other improvements affixed to the realty so that they cannot be removed without material damage shall become the property of Landlord and shall remain upon, and be surrendered with, the Premises as a part thereof unless Landlord elects otherwise, in which event Tenant (at its sole expense) shall remove those items that Landlord requires and restore the Premises to its original condition before the expiration of the Term.

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8.             Alterations. Except for Tenant Work in accordance with the terms of this Lease, Tenant shall not perform, suffer or permit any demolition, construction, reconstruction, renovation, alteration, addition, improvement or installation in, on, at or to the Premises (collectively, “Alterations”) without Landlord’s prior written approval in each instance (which Landlord may grant, condition or withhold in its sole and absolute discretion). If Landlord approves any Alterations, then Tenant shall perform and complete all Alterations (including Tenant Work) (a) in a diligent, good, workmanlike and lien-free manner that does not impair the building’s structural integrity, (b) in accordance with all applicable legal and insurance requirements, (c) after receiving, and delivering to Landlord a copy of, all necessary governmental permits, licenses and approvals, (d) in accordance with plans and specifications that Landlord approves in writing, (e) at Tenant’s sole expense and (f) in accordance with any other conditions or restrictions that Landlord requires. At the end of the Term, all Alterations (including equipment, fixtures and trade fixtures) shall, at Landlord’s election, either (i) belong to and become the property of Landlord (in which case Tenant shall surrender them in good order and condition as part of the Premises) or (ii) be removed by Tenant at its sole expense. Tenant shall not install on, affix to, penetrate or otherwise use the roof of the Premises without Landlord’s prior written consent.

9.	Maintenance and Repair.

(a)       Landlord. Landlord shall maintain the roof, foundation and exterior walls (excluding windows and doors) of the Premises at its sole expense; provided, however, that Tenant, promptly and at its sole expense, shall repair any damage to the roof, foundation or exterior walls caused by Tenant or its employees, contractors, agents, licensees and invitees.

(b)       Tenant. Tenant shall, during the Term, keep and maintain the Premises and the improvements therein in good, safe, clean and orderly condition and in compliance with all legal requirements and, at the expiration of the Term (or at the sooner termination of the Term), deliver the same in the same good order and condition as of the Commencement Date (reasonable wear and tear excepted). Tenant shall not (a) commit, permit or suffer any damage, destruction or waste to, or nuisance or any other act or thing that may disturb the quiet enjoyment of any other tenant at, the Premises, (b) do or fail to do anything in, on or about the Premises that results in an unsafe, unsanitary or unsightly condition or in violation of any applicable legal requirement, (c) generate, use, store, handle, deposit or release (or suffer or permit the generation, use, storage, handling, deposit or release of) in, on or about the Premises any hazardous or toxic substances, materials or wastes that are regulated or prohibited by applicable legal requirements other than in compliance with applicable law or (d) install any underground storage tank at the Premises. Except as set forth in Section 9(a), Tenant shall pay for all maintenance of and repairs to the Premises and its fixtures, equipment and appurtenances, as well as all damages sustained by Tenant or occupants of the Property due to any waste, misuse or neglect of the Premises, its fixtures, equipment and appurtenances, by Tenant, its employees or any other person or persons upon the Premises by Tenant’s permission. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry, and which may be allowed by law.

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10.           Services and Utilities. Tenant shall arrange to obtain, and timely pay directly to the utility company or service provider all charges for, water, sewer, gas, electricity, telephone, cable, trash removal and other utilities and services that Tenant desires to be furnished to the Premises. No change, interference, interruption, disruption, reduction, defect, or failure in the character or supply of any services or utilities furnished to the Premises (regardless of duration), and no unavailability or unsuitability of the quantity or character of any services or utilities, shall: (i) constitute an eviction (actual or constructive) of Tenant (in whole or in part); (ii) impose any liability on Landlord; (iii) entitle Tenant to any damages or offset; (iv) relieve or release Tenant from any obligation under this Lease; or (v) entitle Tenant to terminate this Lease (and Tenant waives all benefits of any law permitting Tenant to assert any claim or terminate this Lease on account thereof). If any utilities or services are metered or billed jointly with any other portion of the Property, Landlord shall bill Tenant, and Tenant promptly shall pay Landlord, the amount that Landlord estimates for such utilities as Additional Rent. Landlord may install separate meters, sub-meters or other devices to measure the usage of any utilities for the Premises, in which event Tenant shall reimburse Landlord for the cost to install, operate, maintain, repair and replace such meters and shall pay the utility provider directly for the cost of Tenant’s usage of such utilities and, until such meters are installed, Tenant shall pay the amount that Landlord estimates for such utilities. This paragraph shall survive the expiration or earlier termination of this Lease.

11.           Landlord Access. Landlord shall retain duplicate keys to all of the doors of the Premises. During normal business hours and upon prior written notice (except in the event of an emergency), Landlord and its agents shall have (a) access to the Premises in order to inspect, clean, make necessary repairs or conduct tests and investigations within the Premises or on the Property and (b) the right to enter the Premises for the purpose of making necessary repairs to any other portion of the Property adjacent to the Premises that may require entering the Premises; provided, however, that it shall be done at such time or times and under such circumstances as to cause the least disturbance or interference with Tenant’s occupancy of the Premises. Landlord shall have the right to display a “for rent” sign and to show the Premises to prospective tenants at all reasonable times during the last six (6) months of the Term. Except in the event of an emergency, Tenant’s representatives may accompany Landlord’s representatives while in the Premises.

12.	Subordination and Attornment.

(a)       Subordination. This Lease and all of Tenant’s rights under this Lease are and shall remain subject and subordinate in all respects to the operation and effect of any mortgage, deed of trust or other security instrument encumbering the Premises or Landlord’s interest therein, whether in existence on the Effective Date or subsequently created, and to any and all modifications, amendments, replacements, renewals, extensions, consolidations or substitutions thereof. Any such mortgage, deed of trust or other security instrument (as may be modified, amended, replaced, renewed, extended, consolidated or substituted) is referred to as a “Mortgage”, and the mortgagee, trustee, noteholder or other secured or beneficial party under a Mortgage is referred to as a “Mortgagee”. Such subordination shall be automatic (without the execution of any further subordination agreement by Tenant), however if (at any time and from time to time) any Mortgagee requests a written subordination agreement consistent with the foregoing terms, Tenant shall execute, acknowledge and deliver it; if Tenant fails to do so, Landlord may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge and deliver it as Tenant’s agent or attorney-in-fact, and Tenant hereby irrevocably constitutes Landlord as Tenant’s attorney-in-fact for such purpose. However, in any foreclosure or other enforcement of rights under a Mortgage, Tenant’s quiet enjoyment of the Premises shall not be disturbed unless Tenant is in default under this Lease beyond all applicable notice and cure periods.

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(b)       Mortgagee’s Unilateral Subordination. Notwithstanding the terms of subsection (a) above, at any Mortgagee’s election by delivering notice to Tenant or recording a unilateral declaration of subordination, this Lease and Tenant’s rights hereunder shall be superior and prior to the rights under the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded before the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

(c)       Attornment. If any person shall succeed to all or part of Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if so requested in writing or required by such successor in interest, Tenant shall attorn to such successor in interest and shall execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request.

(d)       Estoppel Certificates. Tenant and Landlord shall, without charge, at any time and from time to time, within ten (10) days after receipt of written request therefor by the other party, execute, acknowledge and deliver to the other and to such Mortgagee or other party as may be designated by the requesting party a written estoppel certificate in form and substance as may be requested from time to time, certifying to the requesting party, any Mortgagee, any purchaser, or any other person or entity designated by the requesting party, as of the date of such estoppel certificate, the following: (i) whether Tenant is in possession of the Premises; (ii) whether this Lease is in full force and effect; (iii) whether there are any amendments to this Lease, and if so, specifying such amendments; (iv) whether there are any then-existing setoffs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (v) the dates, if any, to which any rent or other sums due hereunder have been paid in advance and the amount of any security deposit; (vi) that the responding party has no knowledge of any then-existing defaults under this Lease, or if there are such defaults, specifying them in detail; and (vii) any and all other matters requested. Any such estoppel certificate may be relied upon by any Mortgagee and/or any other person or entity to whom it is directed or by any other person or entity who could reasonably be expected to rely on it in the normal course of business.

13.           Assignment and Subletting. Tenant agrees for itself and its permitted successors and assigns in interest hereunder that it will not (a) assign, encumber or otherwise transfer this Lease or any of its rights hereunder, (b) sublet, transfer, mortgage or otherwise encumber the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any person other than Tenant or (c) permit the assignment or other transfer of this Lease or any of Tenant’s rights hereunder by operation of law or otherwise (each of the events referred to in the foregoing clauses (a)-(c) is referred to as a “Transfer”), without Landlord’s prior written consent in each instance (which Landlord may grant, condition or withhold in its sole, absolute and unfettered discretion). Any consent given shall not constitute a consent to any subsequent Transfer. Any attempted Transfer without Landlord’s consent shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant. No Transfer, regardless of whether Landlord’s consent has been granted, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder. A Transfer shall be deemed to include any Transfer by sale, assignment, bequest, inheritance, operation of law, or other disposition of partnership interests or corporate shares or assets. However, Landlord shall not unreasonably withhold, condition or delay its consent to one assignment of this Lease by Tenant to any third party (unaffiliated with Tenant) that acquires all or substantially all of the business and/or assets of Tenant (whether by asset sale, merger, stock sale or otherwise).

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14.           Signage. Tenant shall not erect, display or maintain (or permit to be erected, displayed or maintained) any signs or lights on the exterior of the Premises without Landlord’s prior written approval with respect to location, size, appearance and content. Landlord’s approval of any signs shall be conditioned upon Tenant obtaining (at its sole expense) all necessary governmental approvals and permits for such signs. Upon expiration or termination of this Lease, Tenant shall pay for the costs of removing any such signs and for any damage to the Premises caused thereby. Landlord (in its reasonable discretion) may establish and from time to time change the specifications for Tenant signage to comply with applicable laws or Landlord’s signage program for the Property. As used in this paragraph, “signs” shall include all signs, designs, monuments, canopies, poles, logos, banners, projected images, pennants, decals, advertisements, pictures, notices, lettering, numerals, graphics, or decoration.

15.	Damage.

(a)       Landlord’s Obligation to Repair. If the Premises shall be damaged by fire, the elements, accident or other casualty (any of such causes being referred to herein as a “Casualty”), but the Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly (due allowance being made for delay which may arise by reason of adjustment of loss under insurance policies and for reasonable delays due to causes beyond Landlord’s control such as strikes, weather, acts of G-d, etc.) cause such damage to be repaired with the same improvements that existed as of the Commencement Date and there shall be no abatement of rent. If, as the result of a Casualty, the Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of Section 15(b), Landlord shall cause such damage to be repaired with the same improvements that existed as of the Commencement Date and all Rent, except for that rent due Landlord by reason of Tenant’s failure to perform any of its obligations hereunder, shall be abated proportionately as to the portion of the Premises rendered untenantable during the period of such untenantability. Such repairs shall be made at the expense of Landlord. Landlord shall not be liable for interruption to Tenant’s business or for damage to, or replacement or repair of, Tenant’s personal property (including inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) or to any leasehold improvements installed in the Premises by or on behalf of Tenant or otherwise, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

(b)       Landlord’s Termination Option. If the Premises are: (i) rendered wholly untenantable; (ii) damaged as a result of any cause which is not covered by Landlord’s insurance; or (iii) damaged or destroyed in whole or in part during the last one (1) year of the Term, or, if in the opinion of Landlord, the Property is totally or substantially damaged or destroyed and Landlord elects not to rebuild the same to its prior condition, then, in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within thirty (30) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and Rent (other than any Additional Rent due Landlord by reason of Tenant’s failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

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(c)       Insurance Proceeds. If Landlord does not elect to terminate this Lease pursuant to Section 15(b), Landlord shall, subject to the prior rights of any Mortgagee, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Premises in accordance with Section 15(a). All insurance proceeds payable with respect to the Premises (excluding Tenant’s trade fixtures, inventory and other movable personal property) shall belong to and shall be payable to Landlord.

16.           Condemnation. If any or all of the Premises is taken by condemnation or eminent domain, this Lease shall terminate as to the part so taken on the day when Tenant is required to yield possession thereof, and Landlord shall (subject to the sufficiency of the condemnation award and Landlord’s right to terminate described below) repair and restore the portion not taken to useful condition. Upon such taking, Rent shall be reduced proportionately by the portion of the Premises so taken. If the portion of the Premises so taken substantially impairs the usefulness of the Premises for the Permitted Use, then either party may terminate this Lease as of the date when Tenant is required to yield possession by delivering written notice of termination to the other party within thirty (30) days after such taking. The compensation awarded for any taking (both as to Landlord’s reversionary interest and Tenant’s leasehold interest) shall belong to and be the sole property of Landlord. Tenant shall have no claim or entitlement (and waives all claims and entitlements) against Landlord and the condemning authority for any award or damages in connection with any taking of the Premises or the Property by condemnation or eminent domain. Notwithstanding the foregoing, Landlord may terminate this Lease if any of the Premises is taken by condemnation or eminent domain (or sale in lieu thereof) if, in Landlord’s sole and absolute discretion, any taking by condemnation or eminent domain materially impairs the economic viability of the Property (regardless of the effect of any such taking on the Premises).

17.	Indemnification; Insurance.

(a)       Indemnification. Tenant shall indemnify, defend and hold harmless Landlord, and its affiliates, partners, members, managers, officers, directors, employees, agents, representatives, investors and lenders, from and against any and all actions, claims, demands, suits, judgments, settlements, awards, damages, fines, penalties, obligations, liabilities, losses, costs and expenses (including reasonable attorneys’ fees and litigation costs) suffered or incurred by, imposed on or asserted against any of them caused by, arising out of or relating to (i) the use or occupancy of, or alterations or damage to, the Premises by Tenant or any of its employees, contractors, agents, representatives, licensees or invitees, (ii) any act or omission of Tenant or any of its employees, contractors, agents, representatives, licensees or invitees, (iii) any occurrence in, on or about the Premises during the Term, or (iv) Tenant’s breach of this Lease. This paragraph shall survive the expiration or earlier termination of this Lease. Tenant’s obligations under this paragraph shall not be limited to the insurance coverage that Tenant maintains (or is required to maintain) under this Lease.

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(b)       Exculpation. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Premises or any part of the premises adjacent to or connecting with the Premises or any other part of the Property, or otherwise, or for any loss or damage resulting to Tenant, or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, or water, gas, sewer or steam pipes. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Property as Tenant is herein given the right to use, at Tenant’s own risk.

(c)       Insurance Requirements. The company or companies writing any insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to Sections 17(d)-(e), as well as the form of such insurance, shall at all times be subject to Landlord’s reasonable approval and any such company or companies shall be licensed to do business in the State of Maryland. Commercial general liability and special form insurance policies evidencing such insurance shall name Landlord and/or its designee(s) as additional insured, shall be primary and non-contributory, and shall also contain a provision by which the insurer agrees that such policy shall not be canceled, materially changed or not renewed without at least thirty (30) days advance notice to Landlord. All policies shall be written on an occurrence, rather than a claims made, basis. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant’s obligation to procure the same. If Tenant shall fail to perform any of its obligations under Sections 17(d)-(e), Landlord may perform the same and the cost of same shall be deemed Additional Rent and shall be payable upon Landlord’s demand.

(d)       Tenant’s Insurance. At all times after the Premises are released to Tenant for construction of its improvements, Tenant shall carry and maintain, at its sole expense:

(i)       Commercial general liability insurance, including insurance against assumed or contractual liability under this Lease against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, to afford protection with limits of not less than:

$2,000,000	General Aggregate
$1,000,000	Products/Completed Operation
$1,000,000	Per Occurrence
$1,000,000	Personal/Advertising Injury
$10,000	Medical Payments
$500,000	Damage to Premises Rented to You (formerly Fire/Legal)
$5,000,000	Umbrella

(ii)       Special form property insurance, including full replacement cost endorsement, covering the value of the leasehold improvements made to the Premises by or for Tenant and the value of Tenant’s personal property in the Premises (including inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease). Any deductible under any such policy shall not exceed $5,000.

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(iii)       Commercial automobile liability insurance with a combined single limit of not less than $1,000,000 for bodily injury and property damage.

(iv)       Worker’s compensation or similar insurance in form and amounts required by law.

(v)       Rental interruption insurance in an amount equal to twelve (12) months’ Rent.

Additionally, Tenant shall obtain such other insurance coverages in such amounts (or such increases in the amounts of the insurance coverages this Lease requires), as Landlord may reasonably require from time to time.

(e)       Tenant’s Contractor’s Insurance. Tenant shall require any contractor of Tenant performing work on the Premises to carry and maintain, at no expense to Landlord:

(i)	Commercial general liability with limits of not less than:

$2,000,000	General Aggregate
$1,000,000	Products/Completed Operation
$1,000,000	Per Occurrence
$1,000,000	Personal/Advertising Injury
$10,000	Medical Payments
$500,000	Fire Legal
$5,000,000	Umbrella

or such other reasonable levels as Landlord deems appropriate and approves.

(ii)	Property damage insurance in an amount not less than $2,000,000.

(iii)       Commercial automobile liability insurance with a combined single limit of not less than $1,000,000 for bodily injury and property damage.

(iv)	Worker’s compensation or similar insurance in form and amounts required by law.

(f)       Increase in Insurance Premiums. Tenant shall not cause, permit or suffer the Premises to be used in any way that violates Landlord’s insurance policies, prevents Landlord from obtaining any insurance, or results in a premium increase, or a cancellation, for any insurance for the Property. Without limiting Landlord’s remedies, if because of the nature or manner of Tenant’s use of the Premises Landlord cannot obtain and maintain any insurance whose amount, cost, scope, form and coverage are reasonably acceptable to Landlord, then Tenant shall pay any resulting increased premiums.

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(g)       Waiver of Right of Recovery. Notwithstanding anything to the contrary contained in this Lease, Tenant waives all rights to recover against Landlord, its officers, directors, shareholders, partners, joint ventures, employees or agents, for any loss or damage to Tenant’s property to the extent covered by insurance either actually carried or required to be carried hereunder. Landlord waives (except for the amount of any deductible) all rights to recover against Tenant, its officers, directors, shareholders, partners, joint ventures, employees or agents, for any loss or damage to Landlord’s property to the extent covered by insurance either actually carried or required to be carried hereunder. The foregoing waiver by Landlord shall not release the Tenant of its maintenance, repair and other obligations under this Lease. Neither Landlord nor Tenant shall be liable to each other or any insurance company (by way of subrogation or otherwise) which insured any such losses, damages or expenses. Each party shall use reasonable efforts to cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Property or the Premises or the contents of either of them, and if obtained then each party shall deliver to the other party (within a reasonable period of time after a written request for the same) adequate written proof (for example, a policy and certificate of insurance with attached endorsement) of the issuance of the foregoing.

18.	Landlord’s Liability.

(a)       Landlord shall not be liable for any damage to property placed in the custody of its employees, nor for the loss of any property by theft or otherwise. Landlord shall not be liable for interference with the light, air or other incorporeal hereditaments; nor shall Landlord be liable for any latent defect on the Property or its equipment; nor shall Landlord be liable for the negligence or willful misconduct of any other tenant or occupant. Landlord shall in no event be liable to Tenant, its agents, employees, contractors, customers or other visitors for any injury or damage to persons or property resulting from falling sheetrock or ceiling tiles, steam, gas, electricity, water, rain, snow, or dampness which may leak or issue from or through any part of the Premises, or from pipes, appliances or plumbing, or from sewers, or the street, or subsurface, or from any other place by dampness or other cause of whatsoever nature and Tenant shall defend and indemnify Landlord from any claim of liability from which Landlord is hereby exonerated.

(b)       If Landlord sells, assigns, conveys, or otherwise transfers its estate in and to the Property, then the transferee shall be deemed to have assumed and succeeded to Landlord’s rights and obligations under this Lease and the transferor shall be relieved, released and discharged of all obligations and liabilities as Landlord under this Lease. Any deed of the Property automatically shall assign Landlord’s interest in and rights under this Lease and shall fully evidence the transfer of Landlord’s rights to the grantee, and no separate assignment or assumption of such interest or rights shall be necessary. Each Landlord’s obligations under this Lease shall bind that Landlord only while it holds Landlord’s interest under this Lease.

19.	Holding Over; Surrender

(a)       Holding Over. This Lease and the tenancy hereby created shall cease and expire at the end of the Term without the necessity of any notice of termination from either Landlord or Tenant, and Tenant hereby waives any statutorily or otherwise required notice to remove, quit or vacate. If Tenant holds possession of the Premises after the expiration or sooner termination of this Lease for any reason, Tenant shall be deemed to be a tenant-at-will and Tenant shall pay Landlord 125% of the Rent (including Annual Rent, Additional Rent and any taxes or operating or maintenance costs pass-through to the Tenant under the terms of this Lease) reserved in this Lease for the first month that Tenant remains in possession of the Premises and 150% for each month thereafter; but such payment of rent shall not create any lease arrangement whatsoever between Landlord and Tenant. During such period, Landlord shall retain all of Landlord’s rights under this Lease and shall be entitled to the benefit of any law respecting summary recovery of possession of leased premises from a tenant holding over regardless of whether or not any required statutory notice to quit, vacate or surrender has been given by Landlord. If the Premises be not surrendered at the expiration or sooner termination of this Lease, then Tenant shall indemnify, defend and hold Landlord harmless against all loss, claim, expense or liability resulting from the delay by Tenant in so surrendering the Premises, including any claims made by any succeeding occupant founded on such delay. Tenant’s obligations under this Section shall survive the expiration of the Term (including renewal(s)) or the earlier termination of this Lease.

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(b)       Surrender. On or before the expiration or earlier termination of the Term, Tenant shall at its sole expense: (i) surrender to the Landlord possession of the Premises (excluding any trade fixtures, machinery, equipment or other improvements or personal property owned by Tenant) in good order and repair (ordinary wear and tear excepted) and broom clean, together with all keys and combinations to locks, safes and vaults; (ii) carefully remove (so as not to damage any portion of the Premises) all signs, personalty, furniture, equipment, machinery and fixtures; and (iii) repair any damage caused by such removal. If Tenant does not remove any of Tenant’s personalty, furniture, equipment, machinery or fixtures (to the extent not retained by Landlord), such items shall be conclusively presumed to have been abandoned by the Tenant and the Landlord, may at the Landlord’s sole option, thereafter take possession of such property and either declare the same to be the property of the Landlord or, at the expense of the Tenant, dispose of such property in any manner and for whatever consideration the Landlord, in its sole discretion, deems advisable without liability to Tenant.

20.	Default; Remedies.

(a)	Events of Default. Each of the following events shall constitute an “Event of Default”: payment is due.

(i)         If Tenant fails to pay any Rent within seven (7) days after such

(ii)       If Tenant makes any assignment or sublet that requires Landlord’s consent without obtaining such consent.

(iii)        If Tenant fails to maintain the insurance this Lease requires.

(iv)       If Tenant fails to perform or observe any other term of this Lease and such failure continues for fifteen (15) days after written notice from Landlord.

(v)       If Tenant either (a) becomes bankrupt, insolvent, makes an assignment for the benefit of creditors, ceases to pay its debts as they become due or admits in writing that it is unable to pay its debts as they become due, or becomes a “debtor” or is otherwise the subject of any similar proceeding or (b) a custodian, administrator, receiver or trustee is appointed to take possession of, or an attachment, execution or other judicial seizure is made for, all or a substantial part of its assets or its interest in this Lease; and in either case was either voluntarily initiated by (or with the collusion of) Tenant or is not dismissed, cancelled, vacated, discharged, and rescinded within forty-five (45) days.

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(b)       Remedies. Upon the occurrence of an Event of Default, Landlord, after written notice to Tenant, may do any one or more of the following:

(i)       perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand. Notwithstanding the provisions of this clause and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in this clause after written notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency;

(ii)       elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, or elect to terminate Tenant’s possessory rights and all other rights of Tenant without terminating this Lease, and in either event, at any time thereafter without notice or demand and without any liability whatsoever, re-enter the Premises by force, summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

(iii)       exercise any other legal or equitable right or remedy (including obtaining injunctive relief) which it may have.

(c)       Expenses; Waiver. Any costs and expenses incurred by Landlord (including attorneys’ fees and expenses) in enforcing this Lease shall constitute Additional Rent and shall be paid to Landlord by Tenant upon demand. To the extent permitted by law, Tenant hereby expressly waives any and all rights of redemption which Tenant may have under any current or future laws in the event Tenant is evicted for any reason.

21.       Mechanics’ Liens. No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration, or repair, shall be deemed to be done at the direction of or for the immediate use and benefit of Landlord. No mechanic’s or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Premises. If any mechanic’s or other lien shall at any time be filed against the Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, or if Landlord or Tenant shall receive a written notice of any intent to file a lien, Tenant shall cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be so discharged or bonded after being notified of the filing thereto or the intent to file such lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorneys’ fees incurred by Landlord, either in defending against such lien or in procuring the bonding or discharge of such lien shall be due and payable by Tenant to Landlord upon demand as Additional Rent.

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22.       Broker. Except for Lee & Associates of Eastern Pennsylvania, LLC (who Landlord shall pay pursuant to a separate written agreement), Landlord and Tenant represent and warrant to each other that no broker, agent or finder brought about or was involved in the making of this Lease and that no brokerage fee or commission is due as a result of the execution of this Lease. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any broker, agent or finder based upon the execution of this Lease and predicated upon a breach of the above representation and warranty.

23.	Compliance with Law.

(a)       Tenant (at its sole expense) shall promptly and timely observe and comply with all laws, statutes, regulations, orders, requirements and rules (whether now in force or which may hereafter be in force) of all federal, state and local governmental authorities and of any board of fire underwriters or other similar organization respecting the Premises and the manner in which the Premises are or should be used, occupied and maintained by Tenant, whether that compliance requires work or remedial measures to the Premises that is ordinary or extraordinary, foreseen or unforeseen, or expenditures that are capital in nature, and pay all fines and penalties due to any lack of observance or compliance. All licenses, fees, and charges arising out of Tenant’s use of the Premises and all charges for minor privileges occasioned by the occupancy of Tenant shall be the responsibility of Tenant.

(b)       Tenant (at its sole expense) shall comply with all requirements of (i) the Americans with Disabilities Act of 1990 and with all rules, regulations and guidelines thereto, as the same are in effect on the date hereof and may hereafter be amended, modified or supplemented (collectively the “ADA”) and any other similar laws, rules or regulations, as they relate to the Premises and the conduct of Tenant’s business therein. Any Alterations shall be subject to the requirements of this Section. Notwithstanding anything contained herein to the contrary, if the Alterations, or Tenant’s use and occupancy of the Premises, necessitate any Alterations to any other parts of the Property outside the Premises, Tenant shall pay the full cost of such alterations or improvements promptly upon demand by Landlord. Tenant shall indemnify, defend and hold harmless Landlord from any and all lawsuits, actions, claims, losses, damages, costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Landlord as a result of Tenant’s failure to comply with any provisions of this Section, which obligation shall survive the expiration or earlier termination of this Lease. If Tenant fails to comply with its obligations hereunder, Landlord shall have the right, in its sole discretion, to do or cause to be done any and all work necessary to comply with same, and Tenant shall pay the cost thereof as Additional Rent. Tenant shall pay such Additional Rent within ten (10) days after receipt of a bill from Landlord. Within ten (10) days after receipt, Tenant shall provide Landlord with copies of any notices alleging violation of the ADA relating to any portion of the Premises; any claims made or threatened in writing regarding non-compliance with the ADA and relating to any portion of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA and relating to any portion of the Premises.

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24.	Environmental Requirements.

(a)       Tenant shall (i) not engage in any activity that reasonably may result in any Contamination (defined below), (ii) promptly deliver notice and a description to Landlord upon acquiring knowledge of the presence of any “hazardous substance” or “hazardous material” or “hazardous waste” (defined below) in the Premises in violation of applicable laws or any Contamination; (iii) comply with all laws, ordinances, rules, regulations, orders and directives requiring the removal, treatment or disposal of any Contamination and provide to Landlord, upon demand, satisfactory evidence of such compliance; (iv) provide to Landlord, within thirty (30) days after notice, reasonable assurance that Tenant has the funds necessary to pay the cost of removing, treating and disposing of any Contamination caused by Tenant or any of its shareholders, members, officers, directors, employees, contractors, agents, invitees, assignees or subtenants; (v) discharge any lien that may be established on the Premises as a result of any Contamination; and (vi) indemnify, hold harmless and defend Landlord and any Mortgagee from any and all claims, losses, costs, damages and expenses (including reasonable attorneys’ fees and court costs) that may be asserted as a result of the presence of any hazardous substance , hazardous material or hazardous waste on the Premises or any Contamination due to any action or omission by Tenant or any of its shareholders, members, officers, directors, employees, contractors, agents, invitees, assignees or subtenants. “Contamination” means the contamination of the Premises, facilities, soil, ground water, air, or other elements on, or off, any other property as a result of any hazardous substance, hazardous material or hazardous waste at any time emanating from the Premises. “Hazardous waste” has the meaning set forth in the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder. “Hazardous substance” has the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder, and the Environment Article of the Annotated Code of Maryland (1987 Vol., as amended). “Hazardous material” means (A) any “oil” as defined in Section 4-401(g) of the Environment Article of the Annotated Code of Maryland (1987 Vol., as amended), or (B) any substance, material or waste that, whether by its nature or use, is subject to regulation under any present or future law, ordinance, rule, regulation, order or directive, addressing environmental health or safety issues, of or by any federal, state or local government or governmental agency (collectively, “Environmental Requirements”).

(b)       If at any time it is determined that Tenant, its shareholders, members, officers, directors, employees, contractors, agents, invitees, assignees or subtenants have placed or stored on or brought onto the Property materials which under any Environmental Requirements require special handling in collection, storage, treatment, or disposal, Tenant promptly shall take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Requirements. If Tenant fails to take such action, Landlord may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so; and all sums so advanced or paid, including all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, including reasonable attorneys’ fees, fines, or other costs, shall be repaid by Tenant, upon demand by Landlord, and shall bear interest at one percent (1%) per month, compounded annually. Failure of Tenant to comply with all Environmental Requirements shall be a default under this Lease.

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25.	Notices.

(a)       Sending of Notices. All notices, demands, requests, approvals and consents (collectively referred to as “Notices”) required or permitted under this Lease shall be in writing and shall be either (i) personally delivered with signed receipt, or (ii) sent by a nationally-recognized, overnight courier and addressed (i) if to Landlord, c/o of The Bluestone Group, 225 Broadway, 32nd Floor, New York, NY, Attn: Mr. Eli Tabak, with a copy to Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., 1 South Street, 27th Floor, Baltimore, MD 21202, Attn: Isaac M. Neuberger, Esq., imn@nqgrg.com, or (ii) if to Tenant, at the Premises. All Notices personally delivered shall conclusively be deemed delivered at the time of such delivery. All Notices delivered by overnight courier shall conclusively be deemed made one (1) business day after delivery to such courier service. Any party may designate a change of address by notice to the other party, given at least ten (10) days before such change of address is to become effective.

(b)       Notice to Mortgagees. If any Mortgagee shall notify Tenant that it is the holder of a mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee to such address as such Mortgagee shall designate.

26.	Miscellaneous.

(a)       Accord and Satisfaction. No payment by Tenant or receipt or retention by Landlord of any payment in connection with this Lease will give rise to, support or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction, or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the appropriate persons. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items of rent, interest, expense, or damage due in connection herewith, in such amounts and in such order as Landlord may determine at its sole discretion.

(b)       Captions and Pronouns. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease, or the intent of any provision thereof. Reference to masculine, feminine, or neuter gender shall include all other genders.

(c)       Corporate Tenants. If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly constituted corporation qualified to do business in the State of Maryland; all Tenant’s franchises and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

(d)       Fees and Expenses. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in this Lease, Landlord may immediately, or at any time thereafter and without notice, perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within seven (7) days of rendition of any bill or statement to Tenant therefor.

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(e)       Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Maryland (without regard to principles of conflicts of laws).

(f)       Interpretation. This Lease represents the results of bargaining and negotiations between the parties (each of which is represented by legal counsel of its own choosing) and a combined draftsmanship effort and therefore shall be construed without regard to any custom or rule of law requiring construction or interpretation against the party responsible for drafting this Lease. As used in this Lease, the word “including” shall be interpreted as if followed by the words “without limitation.”

(g)       Non-Recourse. Notwithstanding anything to the contrary contained in this Lease, Landlord’s liability under this Lease is limited to and shall not extend beyond Landlord’s interest in the Property and Tenant shall not enforce any judgment for Landlord’s breach of this Lease against any asset or property of Landlord (or of any shareholder, partner, member or other equity interest holder of Landlord) beyond Landlord’s interest in the Property. Landlord has no personal liability under this Lease. This provision, which shall inure to Landlord’s successors and assigns (including any Mortgagee), is not intended to relieve Landlord from the performance of its obligations under this Lease but rather to limit Landlord’s liability in the event Tenant obtains a judgment against Landlord.

(h)       No Option. The submission of this Lease for examination does not constitute a reservation of, or option for, the Premises, and this Lease shall become effective only upon execution thereof by both parties.

(i)       No Oral Modification. This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only in writing and when signed by the party against whom the modification is enforceable.

(j)       No Waivers. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of Rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

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(k)       Performance of Landlord’s Obligations by Mortgagee. Tenant shall accept performance of any of Landlord’s obligations hereunder by any Mortgagee.

(l)       Possession. Landlord covenants and agrees that possession of the Premises shall be given to Tenant as soon as the Premises are ready for occupancy by said Tenant. In case possession, in whole or in part, cannot be given to Tenant on or before the Commencement Date of this Lease, Landlord agrees to abate the Annual Rent proportionately until possession is given to Tenant, and Tenant agrees to accept such pro-rata abatement as liquidated damages for the failure to obtain possession. If Tenant takes possession of the Premises, in whole or in part, prior to the Commencement Date, Tenant’s obligation to pay Rent as set forth in this Lease shall commence as of the day Tenant obtains possession of the Premises.

(m)       No Recordation. Tenant shall not record this Lease or a memorandum of this Lease. If Tenant violates the previous sentence, then at Landlord’s option Tenant shall be deemed to have committed an incurable Event of Default and Landlord may record a “Notice of Termination” of this Lease that shall be effective without Tenant’s signature.

(n)       Remedies Cumulative. No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Landlord to insist upon strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach. No waiver by Landlord of any breach by Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Property shall affect or alter this Lease in any way whatsoever.

(o)       Severability. The provisions of this Lease are severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision.

(p)       Several Liability. If Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payments specified herein.

(q)       Prior Information. The Tenant acknowledges and agrees that no prior information provided or statements made by the Landlord or its agent(s) (“Prior Information”), including estimated gross sales and common area maintenance calculations, any other financial matters, and any matters related to: (i) any of the premises on the Property; (ii) the Property itself; or (iii) the number or kind of tenants on the Property, have in any way induced the Tenant to enter into this Lease. The Tenant acknowledges that prior to entering into this Lease, the Tenant has satisfied itself of all its concerns by conducting an independent investigation of the validity of such Prior Information.

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(r)       Successors and Assigns. This Lease and the covenants, terms and conditions contained herein shall inure to the benefit of and be binding on Landlord, its successors and assigns, provided that, if Landlord shall transfer title to the Property, by operation of law or otherwise, Landlord shall be relieved of all covenants and obligations hereunder upon completion of such sale or transfer, and it shall be considered that the transferee has assumed and agreed to carry out all of the obligations of Landlord hereunder. This Lease and the covenants, terms and conditions contained herein shall be binding on and inure to the benefit of Tenant, its heirs, personal representatives, and permitted successors and assigns.

(s)       Third Party Beneficiary. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third-party beneficiary except rights contained herein for the benefit of a Mortgagee.

(t)        Time of the Essence. TIME IS OF THE ESSENCE OF THIS LEASE.

(u)       Waiver of Jury Trial. LANDLORD AND TENANT HEREBY MUTUALLY WAIVE ANY AND ALL RIGHTS WHICH EITHER MAY HAVE TO REQUEST A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AT LAW OR IN EQUITY IN ANY COURT OF COMPETENT JURISDICTION ARISING OUT OF THIS LEASE OR TENANT’S OCCUPANCY OF OR RIGHT TO OCCUPY THE LEASED PREMISES. TENANT FURTHER AGREES THAT IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT OR POSSESSION OF THE LEASED PREMISES, TENANT WILL NOT, AND HEREBY WAIVES, ALL RIGHT TO INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE IN ANY SUCH PROCEEDING. TENANT FURTHER WAIVES ANY RIGHT TO REMOVE SAID SUMMARY PROCEEDING TO ANY OTHER COURT OR TO CONSOLIDATE SAID SUMMARY PROCEEDING WITH ANY OTHER ACTION, WHETHER BROUGHT PRIOR OR SUBSEQUENT TO THE SUMMARY PROCEEDING.

(v)       Disclosure. Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by an Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

(w)       Confidentiality. Tenant, and its agents, employees and third party contractors, shall maintain the contents of this Lease and all discussions between Tenant and Landlord, Landlord’s agents, employees and representatives, regarding this Lease in confidence. Tenant agrees that Tenant shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, entity or association the contents of this Lease, except as necessary for legal or accounting purposes. If Tenant fails to comply with this paragraph, Tenant acknowledges that because its failure to comply with the provisions of this paragraph could cause irreparable injury to Landlord that cannot be compensated by the payment of money, Landlord shall have the right to all remedies available to it at law or in equity in addition to those available at law for other violations of the Lease.

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(x)       Exhibits and Counterparts. The Recitals set forth above and the exhibits attached below are incorporated in and made a material part of this Lease. This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Lease. Electronic signatures, and counterparts transmitted by e-mail or facsimile, shall be valid and binding to the same extent as originals.

(y)       Fixtures, Machinery and Equipment. All fixtures, machinery and equipment in the Premises that are not owned by Landlord (“Tenant’s Equipment”) shall be and remain owned by Tenant. During the first two (2) Lease Years, Tenant shall not remove any of Tenant’s Equipment from the Property. Tenant shall not convey any Tenant’s Equipment to any other person or entity (even if affiliated with Tenant) unless Tenant promptly replaces it with items of equal or greater value, quality and utility. Nothing in this Lease prohibits Tenant from granting a lien on or security interest in Tenant’s Equipment to Tenant’s bona-fide third party lender.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have signed, sealed and delivered this Lease Agreement as of the Effective Date.

LANDLORD:

NEW HEIGHTS INDUSTRIAL PARK LLC,
a Delaware limited liability company

By:	New Heights Industrial Park Venture LLC, a Delaware limited liability company, its Sole Member

By:	New Heights GP LLC, a Delaware limited liability company, its Managing Member

By:	TBSG New Heights GP LLC, a Delaware limited liability company, its Managing Member

By:	/s/ Michael Langer	[SEAL]
Michael Langer
Manager

TENANT:

FIRST BREACH INC., a Delaware corporation

By:	/s/ Jordan Low	[SEAL]
Name: Jordan Low
Title: President/COO

Exhibit A

PROPERTY

All that certain land, together with the improvements, rights, privileges and appurtenances to the same belonging, situate in the Washington County, State of Maryland, and described as follows, to wit:

All that land in the Twenty Seventh (27th) Election District, Washington County, Maryland and being known and designated as Unit 2, in that Condominium Regime known as “First Flight Air Park Condominium, Inc.” as established by that “Condominium Declaration of First Flight Air Park Condominium, Inc.” Dated May 31, 2008 and recorded among the Land Records of Washington County, Maryland, in Liber No. 3511 folio 557 and per plat thereof recorded among Land Records at Condominium Plat Nos. 429, 420 and 431.

Together with an undivided 97% interest or such undivided interest as may be established from time to time, in the common elements as set forth in the Condominium Declaration of First Flight Air Park Condominium, Inc. above referred to.

Being the same property as conveyed by Deed recorded among the said Land Records in Liber 836 at folio 438.

Together with the buildings and improvements thereon erected, made or being; and all and every, the rights, alleys, ways, waters, privileges, appurtenances and advantages thereto belonging, or in anywise appertaining.

Tax ID# 27-038166

The improvements thereon being known as: 18450 Showalter Road, Unit 2

Being the same property conveyed to New Heights Industrial Park LLC, a Delaware limited liability company by Special Warranty Deed from Topflight Owner LLC, a New York limited liability company, dated 01/22/2020, filed 01/24/2020, of record in Book KRT 6166, page 342, Recorder Office for Washington County, Maryland.

Exhibit B

LEASED PREMISES

Bay 1

Bay 2

108'
350'
Block wall
Bath Rooms
Block wall
12'
3'
9'
13'
10'11"
12'
5'10"
18'
7'
3'
11'3"
Roll up
Roll up
windows

Bay 2 floorplan